EXHIBIT 3(ii)



SUBMIT ORIGINAL AND A COPY                                    FILED IN OFFICE OF
TYPE OR PRINT LEGIBLY                                  NM PUBLIC REG. COMMISSION
                                                                     FEB 23 2004

                               Profit Corporation
                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION

Pursuant to the provisions of the New Mexico Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

ARTICLE ONE: The name of the corporation is (include nmprc#):

                            URANIUM KING CORPORATION
--------------------------------------------------------------------------------

ARTICLE TWO: The following articles are amended as set forth here: (identify by article number and attach additional pages if necessary):

                    MINERAL ENERGY AND TECHNOLOGY CORPORATION


ARTICLE THREE; (Select the applicable statement, and complete accordingly)

___ No shares have been issued, and the amendment was adopted by a resolution of the board of directors. The date the amendment was adopted was_________________.

OR

[X] Shares have been issued, and the amendment was adopted by a majority vote of the shareholders entitled to vote.

   The number of shares issued at the time of such adoption was 6,300,000
                                                               -----------
   The number of shares entitled to vote was                    6,300,000
                                             -----------------------------
   The number of shares that voted for the amendment was        4,600,000
                                                        ------------------
   The number of shares that voted against the amendment was            0
                                                             -------------
   The date the amendment was adopted was        Sept 3, 2003
                                          --------------------------------
ARTICLE FOUR (Complete only if applicable): The manner in which any exchange, reclassification, or cancellation of issued shares provided for In the amendment shall be effected is as follows:

ARTICLE FIVE: If these Articles of Amendment are not to be effective upon filing with the commission, the effective date is: (effective date may not be more than 30 days subsequent to the date articles are received by the commission)__________________________

Dated:
       --------------------              ---------------------------------------
                                         Name of Corporation

                                         By /s/ Karl F. Meyers
                                            ------------------------------------
                                            Signature of Authorized Officer

     Received
   Feb 28, 2004
NM Public Reg. Comm.
Corporation Bureau


Form DPR-AM
(revised 7/03)


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                 GREAT SEAL OF THE STATE OF NEW MEXICO * 1912 *


                                  OFFICE OF THE
                          PUBLIC REGULATION COMMISSION


                            CERTIFICATE OF AMENDMENT

                                       OF

                    MINERAL ENERGY AND TECHNOLOGY CORPORATION

                                     3276177

     The Public Regulation Commission certifies that duplicate originals of the Articles of Amendment attached hereto, duly signed and verified, pursuant to the provisions of the

                            BUSINESS CORPORATION ACT
                         (53-11-1 to 53-18-12 NMSA 1978)

have been received by it and are found to conform to law.

Accordingly, by virtue of the authority vested in it by law, the Public Regulation Commission issues this Certificate of Amendment and attaches hereto a duplicate original of the Articles of Amendment.

Dated:  FEBRUARY 23, 2004

                                            In testimony whereof, the Public
                                            Regulation of the State of New
                                            Mexico has caused this certificate
                                            to be signed by its Chairman and the
                                            seal of said Commission to affixed
                                            at the City of Santa Fe.
Foiin DPR-
(revised 7/03)
                                            /s/      HERB H. HUGHES
                                               ---------------------------------
                                                     Chairman

                                            /s/      ANN ECHALSON
                                               ---------------------------------
                                                     Bureau Chief






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